Exhibit 99.1

LIPOCINE ANNOUNCES CLOSING OF $34.8 MILLION COMMON STOCK OFFERING

SALT LAKE CITY (April 29, 2015) – Lipocine Inc. (NASDAQ Capital Markets: LPCN), a specialty pharmaceutical company, today announced the closing of an underwritten public offering of 5,347,500 shares of its common stock at $6.50 per share. The aggregate amount of common shares sold reflects the exercise in full by the underwriters of their option to purchase up to 697,500 additional shares of common stock to cover over-allotments.

Canaccord Genuity Inc. and Ladenburg Thalmann acted as joint book-running managers for the offering. Roth Capital Partners acted as co-manager for the offering.

The offering was made pursuant to an effective shelf registration statement (File No. 333-199093) (including a prospectus) previously filed with the Securities and Exchange Commission (the “SEC”). A final prospectus supplement describing the terms of the offering was filed with the SEC.

A copy of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting the Syndicate Department of Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts, 02110, or by telephone/email at (800) 225-6201/prospectus@canaccordgenuity.com, or by contacting Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, NY, 10022, or by telephone/email at (212) 409-2000/prospectus@ladenburg.com.

Electronic copies of the final prospectus supplement and the accompanying prospectus are also available free of charge on the website of the SEC at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Lipocine

Lipocine Inc. is a specialty pharmaceutical company developing innovative pharmaceutical products for use in men's and women's health using its proprietary drug delivery technologies. Lipocine's lead product candidate, LPCN 1021, demonstrated positive top-line efficacy results in Phase 3 testing and is targeted for testosterone replacement therapy. Additional pipeline candidates include LPCN 1111, a next generation oral testosterone therapy product with once daily dosing, that is currently in Phase 2 testing, and LPCN 1107, which has the potential to become the first oral hydroxyprogesterone caproate product indicated for the prevention of recurrent preterm birth, and is currently in Phase 1 testing.

Forward-Looking Statements

This release contains “forward looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts relating to clinical trials, the potential uses and benefits of Lipocine’s product candidates, and product development and commercialization efforts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks related to market conditions for Lipocine’s common stock, the failure to satisfy offering conditions, the risks related to the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q and the final prospectus supplement filed with the SEC on April 24, 2015, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

Contact:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

Email: mb@lipocine.com

John Woolford

Phone: (443) 213-0500

john.woolford@westwicke.com